UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, Cyberonics, Inc. (the "Company") and BK Consulting, an assumed name used by Reese Terry, Jr., a founder and member of the Board of Directors of the Company, ("Consultant") agreed to the terms of an Amendment to Consulting Agreement, which extends to August 24, 2007 the term of the Consulting Agreement dated August 25, 2005 and filed with the Securities and Exchange Commission ("SEC") in a Current Report on Form 8-K on August 30, 2005. The Consulting Agreement provides that Consultant will render technology development and management services for the Company in return for which the Company will pay Consultant monthly in arrears a total of $60,000 per year. A copy of the Amendment to Consulting Agreement is attached as Exhibit 10.1.

Item 8.01 Other Events.

In a Current Report on Form 8-K filed with the SEC on July 21, 2006, the Company reported that, on July 20, 2006, the United States District Court for the Southern District of Texas dismissed the plaintiffs’ consolidated complaint against the Company and certain of its officers and directors in the putative securities class action lawsuit styled, In re Cyberonics, Inc. Securities Litigation, Civil Action No. H-05-2121, described in the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 6, 2006. As noted in the Form 8-K, the Court’s order gave the plaintiffs 30 days to file a further amended complaint in an attempt to cure the deficiencies in the consolidated complaint.

On August 18, 2006, the plaintiffs filed a First Amended Complaint for Violation of the Securities Laws. The complaint generally alleges, among other things, that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by making false and misleading statements regarding Cyberonics’ Vagus Nerve Stimulation Therapy System (the "VNS Device") as a therapy for treatment-resistant depression ("TRD"). Lead plaintiffs allege that the defendants failed to disclose that certain individuals associated with the U.S. Food and Drug Administration ("FDA") had safety and efficacy concerns about the use of the VNS Device for the treatment of depression and questioned the adequacy of evidence of safety and effectiveness presented to the FDA by the Company, that the defendants misrepresented the prospect for payer reimbursement for the VNS Device, that the defendants concealed executive compensation and governance issues, and that the defendants falsely stated that an analyst’s statements about options granted in June 2004 were inaccurate and without merit. Lead plaintiffs seek to represent a class of all persons and entities, except those named as defendants, who purchased or otherwise acquired Company securities during the period February 5, 2004 through August 1, 2006. The amended complaint seeks unspecified monetary damages and equitable or injunctive relief, if available.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Amendment to Consulting Agreement dated August 23, 2006 between Cyberonics, Inc. and BK Consulting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

August 25, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Consulting Agreement dated August 23, 2006 between Cyberonics, Inc. and BK Consulting